SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Act of 1934

Date of report (Date of earliest event reported): August 22, 2002

BELLACASA PRODUCTIONS, INC.
Commission file number 000-49707
A Nevada Corporation	I.R.S. Employer Identification No. 58-2412118
Universal Studios, 100 Universal City Plaza, Building #2352, Suite 305, Universal City, California 91608

ITEM 6. Resignation of Registrant's Directors

On August 22, 2002, Mr. Howard Kerbel resigned as a member of our board of directors. He also resigned his position as our president.

On September 2, 2002, our board of directors accepted Mr. Kerbel’s resignations and elected Mr. Ronald W. Gray to fill the vacancy on the board of directors. Mr. Gray was then appointed president replacing Mr. Kerbel.

Mr. Gray, age 63, has been president of RRM Company, a consulting firm based in Altamonte Springs, Florida, since 1990. His firm specializes in developing and financing affordable multi-family housing. He is a graduate of Rochester Institute of Technology.

ITEM 7. Exhibits

Exhibit 99.1    Kerbel Letter of resignation dated August 22, 2002.

SIGNATURES

In accordance with the requirements of the Exchange Act, the registrant caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

BellaCasa Productions, Inc.

By:	/s/ Ronald W. Gray

Ronald W. Gray President

Date:	September 6, 2002